Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of December 31, 2025. The following table provides a breakdown of the major components of our Net Asset Value as of December 31, 2025 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $1,508,905)	$1,528,102
Cash and cash equivalents	99,749
Other assets	134,943
Other liabilities	(133,670)
Distribution payable	(8,891)
Accrued performance fee	(5,824)
Management fee payable	(2,298)
Net Asset Value	$1,612,111
Number of outstanding shares	62,479,054

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of December 31, 2025 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of December 31, 2025
Series I
A-I Shares	$42,199	1,659,560	$25.43
F-I Shares	$123,525	4,831,239	$25.57
F-S Shares	$3	110	$25.63
P-I Shares	$3	110	$25.20
P-S Shares	$4,625	183,629	$25.19
E Shares	$155	6,005	$25.78
T-I Shares	$67,614	2,621,481	$25.79
T-S Shares	$68,532	2,662,825	$25.74
I Shares	$5,265	204,643	$25.73
S Shares	$3	110	$25.75
V Shares	$1	40	$25.70
Series II
A-I Shares	$73,178	2,861,594	$25.57
F-I Shares	$407,335	15,823,002	$25.74
F-S Shares	$70	2,730	$25.69
P-I Shares	$1,380	52,655	$26.20
P-S Shares	$169,044	6,539,833	$25.85
E Shares	$55,195	2,182,241	$25.29
T-I Shares	$115,669	4,437,596	$26.07
T-S Shares	$143,284	5,527,677	$25.90
I Shares	$166,665	6,413,486	$25.99
S Shares	$3	110	$25.98
BD Shares	$168,362	6,468,338	$26.03
V Shares	$1	40	$25.60
Total	$1,612,111	62,479,054